SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 24, 2003

Triad Automobile Receivables Trust 2003-A

(Issuer with respect to Securities)

Triad Financial Corporation

(Exact name of registrant as specified in its charter)

California	333-90130	33-0356705

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Debra Glasser, Esq. Triad Financial Corporation 7711 Center Avenue Suite 100 Huntington Beach, California	92647

(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number, including area code:	(714) 373-8300

No Change

(Former name or former address, if changed since last report)

Item 5. Other Events

     Incorporation of Certain Documents by Reference

     A. The consolidated financial statements of Ambac and subsidiaries as of December 31, 2001 and December 31, 2000 and for each of the years in the three-year period ended December 31, 2001, prepared in accordance with accounting principles generally accepted in the United States of America, included in the Annual Report on Form 10-K of Ambac Financial Group, Inc. (which was filed with the SEC on March 26, 2002, Commission File Number 1-10777), the unaudited consolidated financial statements of Ambac and its subsidiaries as of March 31, 2002 and for the periods ending March 31, 2002 and March 31, 2001 included in the Quarterly Report on From 10-Q of Ambac Financial Group, Inc. for the period ended March 31, 2002 (which was filed with the SEC on May 13, 2002), the unaudited consolidated financial statements of Ambac and its subsidiaries as of June 30, 2002 and for the periods ending June 30, 2002 and June 30, 2001 included in the Quarterly Report on Form 10-Q of Ambac Financial Group, Inc. for the period ended June 30, 2002 (which was filed with the SEC on August 14, 2002); the unaudited consolidated financial statements of Ambac and its subsidiaries as of September 30, 2002 and for the periods ending September 30, 2002 and September 30, 2001 included in the Quarterly Report on Form 10-Q of Ambac Financial Group, Inc. for the period ended September 30, 2002 (which was filed with the SEC on November 14, 2002) and the Current Reports on Form 8-K filed with the SEC on January 25, 2002, April 18, 2002, July 19, 2002, August 14, 2002, October 17, 2002, November 20, 2002, January 24, 2003, February 28, 2003, March 4, 2003 and March 20, 2003.

     Consent

     In connection with the issuance of the Triad Auto Receivables Trust 2003-A, Asset-Backed Notes, Class A-1, Class A-2-A, Class A-2-B, Class A-3 and Class A-4 (the “Notes”), the registrant is filing herewith the consent of KPMG LLP to the use of its name and the incorporation by reference of its reports in the prospectus supplement relating to the issuance of the Notes. The consent of KPMG LLP is attached hereto as Exhibit 23.1.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(a)  Not applicable.

(b)  Not applicable.

(c)  Exhibit:

23.1 Consent of KPMG LLP

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRIAD FINANCIAL CORPORATION

By:	/s/ Debra G. Glasser

Name: Debra G. Glasser Title: Vice President — Legal

Dated: March 24, 2003

EXHIBIT INDEX

Exhibit No.	Description

23.1	Consent of KPMG LLP